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                                                                    EXHIBIT 99.1

                                           Contact:
                                           Rubio's Restaurants, Inc.,
                                           John Fuller, Chief Financial Officer,
                                           (760) 929-8226


                      RUBIO'S REPORTS THIRD QUARTER RESULTS
                    --COMPANY POSTS 2.6% POSITIVE COMPARABLE
                  STORE SALES AND EARNINGS OF $0.09 PER SHARE--

CARLSBAD, CA - November 3, 2003 - Rubio's Restaurants, Inc. (NASDAQ: RUBO) today announced that revenues for the third quarter of 2003 rose 6.1% to $32.7 million from $30.8 million over the same period last year. Comparable store sales increased 2.6% over the same period a year ago, marking the eighth consecutive quarter of positive comparable store sales.

The company also announced net income of $836,000, equal to $0.09 per diluted share, for the 2003 third quarter, compared with net income of $1.3 million, or $0.14 per diluted share, for the same period a year ago, and compared with a loss of $3.1 million or $0.35 per share in the second quarter of 2003.

For the 39 weeks ended September 28, 2003, revenues advanced 3.5% to $94.6 million from $91.4 million, over the same period last year. Year-to-date comparable store sales are up 1.5% over the prior-year period.

The net loss for the first three quarters of the current fiscal year amounted to $2.3 million, or $0.25 per share, compared with net income of $2.9 million, or $0.31 per diluted share, for the same period in 2002. The company's most recent guidance was for a loss of $0.25 to $0.30 per share for the full year.

Rubio's said the year-to-date loss included second quarter charges of $0.24 per share for asset impairment on a number of underperforming stores, some of which had been partially written down previously, and increased workers' compensation reserves, due to several high cost claims.

Sheri Miksa, president and chief operating officer said, "We are pleased with the progress we have made recently. Operations initiatives put into place late in the second quarter and early in the third quarter are now taking effect, as evidenced by lower product and labor costs. We have accomplished this without compromising quality. Moreover, we believe our current direction and focus on simplifying our operations and achieving restaurant-by-restaurant improvement is right on target. In addition to expense reduction, we also focused on driving sales this quarter by
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promoting our signature seafood products and were pleased to post another quarter of positive comparable store sales."

Ralph Rubio, chairman and chief executive officer, said, "We had a busy third quarter. We celebrated Rubio's 20th anniversary, selling our "World Famous Fish Taco" for its original price of $1 to thank our loyal guests for their business. We also had a successful promotion with the return of our Crispy Shrimp Tacos. Our emphasis on sales growth and new product introductions will continue. We are excited about our most recent, and successful, new product launch in the fourth quarter--Street Tacos. These authentic, Baja-inspired tacos feature Rubio's carne asada and introduced our new slow-roasted carnitas (pork). Early returns indicate they are being well received by our guests. The introduction of Street Tacos is also consistent with our recently announced strategic alliance with the Baja Tourism organization, to promote the cuisine, culture, and color of Baja California, Mexico."

Conference Call

The company will host a conference call on Tuesday, November 4, 2003 at 8:00 a.m. Pacific Time to discuss third quarter results. For those wishing to listen, the conference call will be broadcast live over the Internet at www.vcall.com. A recording of the conference call will also be available for twelve months through our website, www.rubios.com, under the Investor Relations section by clicking on www.vcall.com.

About Rubio's Fresh Mexican Grill

Rubio's Restaurants, Inc. operates, licenses or franchises 145 Rubio's Fresh Mexican Grill restaurants in California, Arizona, Oregon, Colorado, Utah and Nevada. The company is a leader in the high-quality, fresh Mexican grill segment, featuring bold, distinctive Baja-inspired products. Rubio's range of flavorful, Baja-style foods includes the now "World Famous Fish Taco," and marinated, char-grilled chicken and steak products such as burritos, salads, bowls and quesadillas. Also offered are signature Mexican seafood products featuring lobster, shrimp and grilled mahi mahi, as well as a full line of lower-calorie, lower-fat, HealthMex(R) products. Rubio's recently introduced Street Tacos with new, slow-roasted pork carnitas or marinated, grilled carne asada. In addition to their full-line of unique food products, Rubio's also features domestic and imported beers and signature margaritas on the rocks, all served in a relaxed, warm and inviting atmosphere reminiscent of Baja. For more information, visit Rubio's web site at www.rubios.com.

Some of the information in this press release or the related conference call may contain forward-looking statements regarding future events or the future financial performance by the company. Please note that any statements that may be considered forward-looking "guidance" are based on projections, that any projections involve judgment, and that individual judgments may vary. Moreover, these projections are based on limited information available to us now, which is subject to change. It should be clearly understood that internal projections on which we base our "guidance" today and our perception of the factors influencing those projections are highly likely
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to change prior to the end of the year. Although those projections and the factors influencing them will likely change, we are under no obligation to inform you if they do. We generally do not update such "guidance" until the next call scheduled for that purpose. Actual results may differ substantially from any such projections that we may provide as a result of various factors including, but not limited to, factors impacting our expectations regarding earnings per share, comparable sales growth and revenues, increased product costs, labor expense and other restaurant costs, the success of our promotions and marketing strategies, our ability to recruit and retain qualified personnel, adverse effects of weather, adequacy of reserves related to closed stores or stores to be sold, increased depreciation, asset writedowns, or implementation costs related to the Rubio's marketing and concept positioning initiatives, our ability to manage ongoing and unanticipated costs, litigation costs, fluctuations in earnings growth on a quarterly basis, our ability to implement a franchise strategy, our ability to open additional or maintain existing restaurants in the coming periods, food commodity prices, competition, and governmental actions regarding minimum wage. These and other factors can be found in our filings with the SEC including without limitation in the "Risk Factors" section of our most recent Form 10-K. The company undertakes no obligation to release publicly the results of any revision to these forward-looking statements to reflect events or circumstances following the date of this release.

                                      # # #
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                            RUBIO'S RESTAURANTS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                             FOR THE THIRTEEN WEEKS ENDED          FOR THE THIRTY-NINE WEEKS ENDED
                                             ----------------------------          -------------------------------
                                        SEPTEMBER 28, 2003  SEPTEMBER 29, 2002  SEPTEMBER 28, 2003  SEPTEMBER 29, 2002
                                        ------------------  ------------------  ------------------  ------------------
RESTAURANT SALES                              $ 32,610          $ 30,730             $ 94,418          $ 91,180
FRANCHISE AND LICENSING REVENUE                     56                69                  163               198
                                              --------          --------             --------          --------
TOTAL REVENUE                                   32,666            30,799               94,581            91,378

COST OF SALES                                    9,217             8,214               27,717            24,793
RESTAURANT LABOR, OCCUPANCY AND OTHER           18,198            17,194               55,574            50,675
GENERAL AND ADMINISTRATIVE EXPENSES              2,368             2,281                7,872             7,470
DEPRECIATION AND AMORTIZATION                    1,387             1,288                4,184             3,887
PRE-OPENING EXPENSES                                38                21                  124               114
ASSET IMPAIRMENT AND STORE CLOSURE
             (REVERSAL) EXPENSE                      0              (523)               2,627              (523)
LOSS ON DISPOSAL/SALE OF PROPERTY                   41               122                  213               161
                                              --------          --------             --------          --------
OPERATING INCOME (LOSS)                          1,417             2,202               (3,730)            4,801
OTHER EXPENSE - NET                                 24                 8                   29                16
                                              --------          --------             --------          --------
INCOME (LOSS) BEFORE INCOME TAXES                1,393             2,194               (3,759)            4,785
INCOME TAX EXPENSE (BENEFIT)                       557               878               (1,504)            1,914
                                              --------          --------             --------          --------
NET INCOME (LOSS)                             $    836          $  1,316             $ (2,255)         $  2,871
                                              ========          ========             ========          ========
NET INCOME (LOSS) PER SHARE:
             BASIC                            $   0.09          $   0.15             $  (0.25)         $   0.32
                                              ========          ========             ========          ========
             DILUTED                          $   0.09          $   0.14             $  (0.25)         $   0.31
                                              ========          ========             ========          ========
SHARES USED IN CALCULATING NET
    INCOME (LOSS) PER SHARE:
             BASIC                               9,104             9,049                9,089             9,005
                                              ========          ========             ========          ========
             DILUTED                             9,150             9,177                9,089             9,143
                                              ========          ========             ========          ========

                                              PERCENTAGE OF TOTAL REVENUE                 PERCENTAGE OF TOTAL REVENUE

                                              FOR THE THIRTEEN WEEKS ENDED              FOR THE THIRTY-NINE WEEKS ENDED
                                              ----------------------------              -------------------------------
                                         SEPTEMBER 28, 2003   SEPTEMBER 29, 2002     SEPTEMBER 28, 2003    SEPTEMBER 29, 2002
                                         ------------------   ------------------     ------------------    ------------------
TOTAL REVENUE                                    100.0%              100.0%                  100.0%              100.0%

COST OF SALES                                     28.2%               26.7%                   29.3%               27.1%
RESTAURANT LABOR, OCCUPANCY AND OTHER             55.8%               55.8%                   58.8%               55.5%
GENERAL AND ADMINISTRATIVE EXPENSES                7.2%                7.4%                    8.3%                8.2%
DEPRECIATION AND AMORTIZATION                      4.2%                4.2%                    4.4%                4.3%
PRE-OPENING EXPENSES                               0.1%                0.1%                    0.1%                0.1%
ASSET IMPAIRMENT AND STORE CLOSURE
             (REVERSAL) EXPENSE                    0.0%               -1.7%                    2.8%               -0.6%
LOSS ON DISPOSAL/SALE OF PROPERTY                  0.1%                0.4%                    0.2%                0.2%
OPERATING INCOME (LOSS)                            4.4%                7.1%                   -3.9%                5.2%
OTHER EXPENSE - NET                                0.1%                0.0%                    0.1%                0.0%
INCOME (LOSS) BEFORE INCOME TAXES                  4.3%                7.1%                   -4.0%                5.2%
INCOME TAX EXPENSE (BENEFIT)                       1.7%                2.8%                   -1.6%                2.1%
NET INCOME (LOSS)                                  2.6%                4.3%                   -2.4%                3.1%